Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the use in this Registration Statement on Form S-1 filed by Trustwave Holdings, Inc. of our report dated September 1, 2010 relating to the consolidated financial statements of Breach Security, Inc. and Subsidiaries for the years ended December 31, 2009 and 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Mayer Hoffman McCann P.C.
San Diego, California
April 19, 2011